UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2012

MAJIC WHEELS CORP.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53110
 (Commission File Number)

1950 Custom Drive
Fort Myers, FL 33907
Phone Number:  239-313-5672
 (Address of principal executive offices)

  239-313-5672
 (Issuer's telephone number)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On July 24, 2012, Majic Wheels Corp. (the “Company”) entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”) for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $32,500. The Note, which is due on April 23, 2013, bears interest at the rate of 8% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of Asher at any time at a conversion price equal to a 42% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Asher has the right to convert the Note at any time 180 days after July 19, 2012. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection; for example, if the Company issues shares for a consideration less than the applicable conversion price, the conversion price is reduced to such amount. The Company has the right to prepay the Note for 90 days after its issuance at 130% of all amounts owed to Asher and at 140% if such prepayment is between days 91 through 120 and at 150% if such prepayment is between 121 through 180 days after issuance; after 6 months the Note cannot be repaid by the Company.

While the Note is outstanding, the Company agreed, among others, not to make any distributions on its stock, not repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business.

For one year after the closing, the Company shall not conduct any equity financing without first providing Asher with a right of first refusal; Asher also has a right of first refusal for 72 hours with respect to borrowings by the Company.

Asher agreed to restrict its ability to convert the Note and receive shares of the Company if the number of shares of common stock beneficially held by Asher and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock.

The Note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.

The Note was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Purchase Agreement executed in connection therewith contains representations to support the Company's reasonable belief that Asher had access to information concerning the operations and financial condition of the Company, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the Note and any shares of common stock issued upon conversion thereof above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

For all the terms and conditions of the Securities Purchase Agreement and Note described above, reference is hereby made to such agreement and note annexed hereto as Exhibit 10.5 and Exhibit 4.1, respectively. All statements made herein concerning the foregoing agreement and note are qualified by reference to said Exhibits.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits.

(d)	4.1	Convertible Promissory Note dated July 19, 2012 in the original principal amount of $32,500 payable to Asher Enterprises, Inc.

	10.18	Securities Purchase Agreement by and between Majic Wheels Corp. and Asher Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJIC WHEELS CORP.

Dated: July __, 2012	By:	/s/ Denise Houghtaling
Denise S. Houghtaling
President
(Principal Executive, Financial and Accounting Officer)